UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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nVent Electric plc
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nVent 2019 Shareholder Engagement APRIL 2019

Forward-Looking Statements and Key Definitions 2 CAUTION CONCERNING FORWARD-LOOKING STATEMENTS This presentation contains statements that we believe to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact are forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “forecasts,” “should,” “would,” “positioned,” “strategy,” “future,” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. All projections in the presentation are also forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include adverse effects on our business operations or financial results as a result of the consummation of our separation from Pentair plc (“the Separation”); the ability of our business to operate independently following the Separation; overall global economic business conditions impacting our business; the ability to achieve the benefits of our restructuring plans; the ability to successfully identify, finance, complete and integrate acquisitions; competition and pricing pressures in the markets we serve, including the impacts of tariffs; the strength of housing and related markets; volatility in currency exchange rates and commodity prices; inability to generate savings from excellence in operations initiatives consisting of lean enterprise, supply management and cash flow practices; increased risks associated with operating foreign businesses; the ability to deliver backlog and win future project work; failure of markets to accept new product introductions and enhancements; the impact of changes in laws and regulations, including those that limit U.S. tax benefits; the outcome of litigation and governmental proceedings; and the ability to achieve our long-term strategic operating goals. Additional information concerning these and other factors is contained in our filings with the Securities and Exchange Commission, including in our Annual Report on Form 10-K for the year ended December 31, 2018, as amended. All forward-looking statements speak only as of the date of this presentation. nVent assumes no obligation, and disclaims any obligation, to update the information contained in this presentation. KEY DEFINITIONS AND NOTES Except as otherwise noted all references to 2018 and 2017 represent our results for the period indicated, presented on an adjusted basis. “Segment Income” represents Operating Income exclusive of non-cash intangible amortization, certain acquisition related expenses, costs of restructuring activities, impairments and other unusual non-operating items. Return on Sales ("ROS") equals Segment Income divided by Sales. See appendix for GAAP to non-GAAP reconciliations.

Agenda 3 Overview of our Business Our Industry Leading Positions One nVent Strategy 2018 Business Results Corporate Governance Highlights Compensation Committee Post-Separation Decisions and Oversight 2018 Compensation Program Elements Our Compensation Best Practices

Electrical & Fastening Solutions (“EFS”) 26% 4 Leading Electrical Company Focused on Connection and Protection Diversified portfolio with strong financials Thermal Management 28% Industrial Company Characteristics Verticals Segments Geographies 45% Infrastructure 13% Commercial & Residential 27% Energy 15% Industry-leading positions and strong brands Focused on improving utilization, lowering costs and maximizing customer uptime Attractive margin profile Strong free cash flow generation 2018 Financials ~19% ROS ~$2.2B Revenue Enclosures 46% Other Developed 2% Developed Europe 22% Developing 10% US and Canada 66%

5 Premier brands recognized for innovation, quality and reliability A global leader in electric heat tracing solutions A global leader in complete heat management systems A global leader in electrical and fastening solutions A leader in North American industrial enclosures A leader in European electronic protection We are a Leader in Connection and Protection Industry Leading Positions

6 Our nVent Strategy Driving a strategy for growth and performance Drive Productivity and Velocity One nVent Pursue Targeted Bolt-on Acquisitions Accelerate Innovation and Connected Solutions Grow Globally and in Developing Regions Focus on Attractive Verticals

2018 Highlights 7 2018 Business Results Strong sales performance exceeded goals in 2018 First year as a stand-alone public company One nVent strategy focused on growth Strong cash flow generation SPARK: nVent’s Management Operating Model 2018 Business Results Segment Income up 3% to $424 million Sales up 6% to $2,214 million Free Cash Flow of over $300 million ~$120 million returned to shareholders in the form of dividends and share repurchases 0.19% TSR in 2018 (5/1/2018-12/31/2018) -9.77% TSR for S&P Midcap 400 Industrials during same period

Diversity of experience across the Board Independent Lead Director 8 Corporate Governance Highlights Focus on Good Governance and Corporate Responsibility Commitment to absolute integrity Continuous pursuit of improvement in our water use, energy use, waste protection and emissions Commitment to diversity, fair treatment and equal opportunity Management of global operations with care for the health, safety and prosperity of our employees, customers, communities and the environment Finding inventive solutions that improve lives in our neighborhoods and communities through philanthropy and volunteerism Board Overview Corporate Responsibility 50% are diverse 8 of 10 are independent 60% have CEO experience

Compensation Committee Post-Separation Decisions and Oversight

Pre-Separation (Jan – Apr)

- Initial Compensation Comparator Group Established
- Established Compensation Targets for NEOs Post-Separation
- Separated 2018 Incentive Plans & Established Initial Performance Goals *(ratified by nVent's Compensation Committee following separation)*

Post – Separation (May – Dec)

- Ratified 2018 Incentive Plans & Goals and issued 2019 Annual Grants (no Founders Grant)
- Established Executive Compensation and Equity Policies
- Updated Compensation Comparator Group for 2019 & Set 2019 Compensation for NEOs

2019 Compensation Comparator Group

Revenues ranging from $1.10B to $4.30B; Median Revenue of $2.58B

Actuant Corporation	Acuity Brands, Inc.
AMETEK, Inc.	Atkore International Group Inc.
Belden Inc.	Colfax Corporation
EnerSys	Generac Holdings Inc.
General Cable Corporation	Graco Inc.
Hubbell Incorporated	IDEX Corporation
ITT Inc.	Lincoln Electric Holdings Inc.
Littelfuse, Inc.	Regal Beloit Corporation
SPX Corporation	The Timken Company
Woodward, Inc.	

2018 pay programs appropriately reflect the industry focus and size of our post-Separation business

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nVent

10 2018 Compensation Program Elements Our pay-for-performance philosophy and desire to closely align the interest of our management teams with those of our shareholders will continue to guide executive compensation decisions All NEOs paid on enterprise-wide plan to support One-nVent Initiative Payout ranges from 0 to 2.35 times target 2018 Payout of 110% of target Target Direct Compensation Mix Annual Incentive Plan CEO Other NEOs All awards settled in shares No dividends paid out on unvested awards Performance share units vest at the end of a 3-year performance period based on Adjusted EPS Long-Term Incentive Plan 35% 35% 30% Revenue Income Free Cash Flow Base Salary Annual Incentives Long-Term Incentives Equity Type % of Mix Vesting Schedule Performance Share Units (PSUs) 50% 3-year cliff vest Stock Options 25% 3-year ratable vesting Restricted Stock Units (RSUs) 25% 3-year ratable vesting 82% at risk 66% at risk 18% 18% 64% 34% 22% 44%

11 Our Compensation Best Practices Appreciate your support and “FOR” vote on NEO compensation Double-trigger change in control severance Comprehensive clawback policy that applies to annual incentive and equity compensation Rigorous stock ownership requirements and holding periods Targets for performance metrics aligned to financial goals communicated to shareholders Alignment of pay and shareholder performance Engagement of an independent compensation consultant Limited perquisites No excise tax gross-ups No hedging or pledging transactions by executive officers involving our ordinary shares No backdating or repricing of stock options No liberal share recycling under stock incentive plan No delivery or payment of dividends on unvested equity awards No multi-year compensation guarantees No employment contracts What We Do What We Don’t Do

12 At nVent, we believe that safer systems ensure a more secure world. We connect and protect our customers with inventive electrical solutions.

Non-GAAP Reconciliation 13